               EXHIBIT 21.1 - LIST OF SUBSIDIARIES OF BARRA, INC.
                               AS OF JUNE 6, 2000


                                                                                                     State or Other
                                                                                                     Jurisdiction of
                                                                                                     Incorporation
NAME OF SUBSIDIARY*                                                                                  OR ORGANIZATION
-------------------                                                                                  ---------------
BarraConsult Ltda.                                                                                   Brazil

BARRA Fixed Income Services, Inc. (formerly Global Advanced Technology Corporation)                  Delaware

BARRA (FSC), Inc.                                                                                    U.S. Virgin Islands

BARRA Holdings, Ltd.                                                                                 England, Wales

BARRA International, Ltd.                                                                            Delaware

BARRA International (Japan), Ltd. (formerly N.B. Investment Technology Co., Ltd.)                    Japan

BARRA RogersCasey, Inc. (formerly Rogers, Casey Consulting, Inc. and  Rogers, Casey
Sponsor Services, Inc.)                                                                              Delaware

BARRA (U.K.), Ltd.                                                                                   England, Wales

Bond Express, Inc.                                                                                   Delaware

Directus Limited                                                                                     England

Edinburgh Financial Publishing Limited                                                               England

Innosearch Corporation                                                                               New York

POSIT Joint Venture                                                                                  California

Risk Reporting Limited                                                                               Wales

Symphony Asset Management, Inc.                                                                      California

Symphony Asset Management, LLC                                                                       California

TED Limited                                                                                          England

The Estimate Directory Limited                                                                       England

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*All subsidiaries do business only under the names listed.


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